OPTION AGREEMENT

This Option Agreement ("Agreement") is made as of February 23rd, 2011 ("Grant Date"), between Alpha-en Corporation ("Alpha") and MXL Leasing, LP ("Leasing").

RECITALS

A. Leasing has conducted research and development in connection with a proof of lithium process which is of significant value to Alpha ("R&D").

B. In furtherance of the R&D, Alpha and Leasing intend to enter into an agreement pursuant to which Leasing will take all steps necessary to prepare for the commercial manufacture of lithium metal and, subject to the terms of such agreement, commence commercial manufacturing of lithium metal ("Manufacturing Commitment"); provided that the Manufacturing Commitment is merely a statement of intent of the parties and not a legally binding obligation of either party.

C. For the rights to the R&D, and to provide incentive to Leasing to further developed the R&D, Alpha hereby issues to Leasing the Option, as defined below.

Intending to be legally bound, and with the above recitals incorporated herein, Alpha and Leasing agree as follows:

1. Grant of Option. Alpha hereby grants to Leasing the right and option ("Option") to purchase an aggregate of One Million (1,000,000) shares of the common stock of Alpha ("Stock") (such number being subject to adjustment as set forth below) on the terms and conditions set forth herein.

2. Purchase Price. The price at which Leasing shall be entitled to purchase the Stock covered by the Option shall be $0.11 per share ("Exercise Price"), which Alpha represents is the fair market value of the Stock as of the Grant Date.

3. Termination of Option. The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void ~~ten (10)~~ five (5) years after the Grant Date.

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4. Exercise of Option.

(a) The Option shall be immediately exercisable.

(b) Subject to the terms and conditions of this Agreement, the Option may be exercised by Leasing by timely delivery of written notice to Alpha or such other person as the Board of Directors of Alpha ("Board") shall designate, which notice shall be effective on the date received by Alpha or such other person ("Effective Date"). The notice shall state Leasing's election to exercise the Option, the number of shares of Stock in respect of which an election to exercise has been made, and the exact name or names in which the shares will be registered upon issuance.

(c) Leasing may exercise the Option from time to time, in part or in full, until this Agreement terminates or the Option has been exercised in full. All shares delivered by Alpha upon exercise of the Option shall be fully paid and nonassessable upon delivery.

(d) Full payment (in U.S. dollars) by Leasing of the Exercise Price for the Stock purchased shall be made on or before the exercise date specified in the notice of exercise in cash or such other form of payment as permitted by the Board and communicated to Leasing in writing prior to the date Leasing exercises all or any portion of the Option.

5. No Rights. Leasing shall not be and shall have no rights and privileges of a shareholder of Alpha with respect to any Stock purchasable upon the exercise of the Option prior to the date of exercise of the Option.

6. Governing Law. The validity, construction, interpretation and effect of this Option shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania. Time is of the essence for all notices and actions under this Option.

7. Jurisdiction. EXCLUSIVE JURISDICTION AND VENUE FOR ANY DISPUTE ARISING UNDER OR RELATING TO THIS OPTION SHALL EXIST IN THE COURT OF COMMON PLEAS OF LANCASTER COUNTY, PENNSYLVANIA, AND ANY SUCH LITIGATION SHALL BE RESOLVED BY A NON-JURY TRIAL. LEASING AND ALPHA EACH CONSENT TO SUCH JURISDICTION AND VENUE, EACH WAIVE ANY RIGHT TO A JURY TRIAL AND EACH AGREE THAT ALL SERVICE OF PROCESS, INCLUDING ANY INSTRUMENT TO INITIATE SUIT, SHALL BE EFFECTIVE IF SERVED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

8. Change in Capital Structure. In the event there is any change in the stock of the Company by reason of stock dividends, stock splits, reorganizations, mergers, consolidations, combinations, exchanges of shares or otherwise, the number and price of shares available under this Option shall be equitably adjusted by Alpha. Such adjustments shall be made without change in the aggregate purchase price applicable to the unexercised portion of the outstanding options but with a corresponding adjustment in the price of each share covered by the unexercised portion of the outstanding Option. Such adjustments in the number and kind of shares subject to the outstanding Option shall be made in such a manner as not to constitute a "modification" as defined by Section 424 of the Internal Revenue Code of 1986, as amended ("Code") and any change made pursuant to this paragraph shall be made in such a manner that is consistent with the requirements of Section 409A of the Code.

9. Amendments. Except as otherwise provided herein, this Agreement may be amended only by a written agreement executed by Alpha and Leasing.

10. Compliance. Notwithstanding any other provision of this Agreement, Alpha may modify this Agreement, including, without limitation, the Exercise Price to satisfy the requirements of Section 409A of the Code and any exemption thereto. Additionally, any Stock delivered pursuant to this Agreement shall be subject to such restrictions as required to comply

with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.

IN WITNESS WHEREOF, Alpha and Leasing have hereunto set their hands and seals the day and year first above written.

Attest:

Alpha-en Corporaton

By: ______________________

Name: Jerome E Feldman

Title: Chairman

Witness:

MXL Leasing, LP

By: MXL GP, LLC

By: ______________________

Name: Matthew Bruce Bess

Title: Manager